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                                                                   EXHIBIT 10.10


                           SNMP RESEARCH INTERNATIONAL

                                LICENSE AGREEMENT

It is understood and agreed that SNMP Research International, Incorporated (hereinafter SNMP) hereby grants to Sitara Networks Inc. (hereinafter Licensee) a license to the program materials and documentation (hereinafter called the Program), which comprise versions of NETMON, associated applications, and libraries which are implementations based on the Simple Network Management Protocol specified by RFC-1157 and the companion documents RFC-1155, RFC-1213, the Simple Network Management Protocol Version 2 documents RFC-1902 through RFC-1908, the Simple Network Management Protocol Version 2c document, RFC-1901, and the Simple Network Management Protocol Version 3 documents RFC-2570 to RFC-2575. This License Agreement is subject to the following terms and conditions:

1.       Definitions

         "SNMP" refers to SNMP Research International, Incorporated, having a principal office at 3001 Kimberlin Heights Road, Knoxville, Tennessee, USA.

         "Licensee" and "Licensee address" are defined in Attachment A.

         "Source" refers to both the source code and any and all associated developer documentation in human-readable or machine-readable media which are components of versions of NETMON, associated applications, and libraries.

         "Software" refers to the programs built from the Source, either as provided by SINMP or as modified or enhanced by Licensee, and the associated documentation. "Software" includes the programs in object form, suitable for input to a linker, either as an object library or as individual files. It includes any of SNMP's proprietary tools required to make productive use of the Source, but does not include operating systems, compilers, linkers, and associated tools proprietary to other vendors. It does not include the programs in "Source" form.

         "Licensed Modules" refers to that portion of the Program which is defined in Attachment A. Any new Licensed Modules or new versions of the Licensed Modules that SNMP may provide to Licensee, if any, in accordance with the terms of a software maintenance agreement, or otherwise, shall be subject to the terms and conditions of this License Agreement.

         "Derivative Work" means any program or documentation in Source form or Software form which (i) is developed by Licensee through the use of the Program, or (ii) includes any features, provisions, algorithms, or other portions of the Program.


                                       1


--------------------------------------------------------------------------------
                    SNMP Research International, Incorporated
                           3001 Kimberlin Heights Road
                         Knoxville, Tennessee 37920-9716
     Voice: +1 865 579 3311   Fax: +1 865 579 6565   Email: Info@snmp.com
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                                                     SNMP Research International
                                                               License Agreement


         "Developer documentation" includes comments and instructions describing the internal structures of the Source code placed throughout the Sources. Descriptions of the System Dependent Applications Programming Interface and information which allows one to deduce the same are Developer Documentation. Developer documentation shall be considered a part of the Sources and subject to all protections provided by this License Agreement.

         "User documentation" includes comments and instructions to the end user of the software produced from the Licensed Modules and found in directories separate from the Source code but delivered within the Licensed Modules. Descriptions of the System Independent Applications Programming Interface are User documentation. User documentation is available to the Licensee for inclusion in its own product documentation.

2.       Internal Use Rights

         SNMP grants Licensee an irrevocable (except as provided herein), non-exclusive, non-transferable, royalty-bearing, and worldwide license to use, execute, reproduce, display, perform, prepare Derivative Works based upon, and distribute internally, copies of the Licensed Modules in either Source or Software forms, provided that Licensee shall not distribute or transfer them to any person or persons outside Licensee's organization without prior written permission from SNMP.

         Licensee shall not reverse engineer or decompile any of the binary form portions of the Program which are not also supplied in Source form to Licensee by SNMP.

3.       Binary Redistribution Rights

         SNMP grants Licensee an irrevocable (except as provided herein), non-exclusive, non-transferable, royalty-bearing, and worldwide license to use, execute, reproduce, display, perform, prepare Derivative Works based upon, and distribute internally and externally, copies of the Licensed Modules and Derivative Works thereof in Software form on a FreeBSD platform.

         These redistribution rights specifically include SNMP granting the Licensee the right to sublicense the Licensed Modules and Derivative Works thereof in Software form to its customers in association with the acquisition of Licensee's FreeBSD hardware, software, or services so long as the Licensee's sublicensing terms and conditions are at least as restrictive as those of this License Agreement.

         Licensee agrees that software licenses will include a provision that will prevent its customers from reverse engineering or decompiling the software.

June 27, 2000

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                                                     SNMP Research International
                                                               License Agreement


         No rights are granted for the distribution of the Licensed Modules and Derivative Works thereof in Source form to any third party.

         No rights to redistribute the EMANATE(R) Subagent Development Kit or the BRASS Management Applications Development Kit are granted.

         It is expressly agreed that these redistribution rights do NOT include the right to use, execute, reproduce, display, perform, distribute, or prepare Derivative Works based upon any source code containing modifications to the EMANATE(R) system dependent or system independent interfaces, or Derivative Works thereof.

         It is expressly agreed that these redistribution rights do NOT include the right to use, execute, reproduce, display, perform, distribute, or prepare Derivative Works based upon any source code containing modifications to the BRASS(R), system dependent or system independent interfaces, or Derivative Works thereof.

4.       Service

         Licensee acknowledges that the Program is a research tool still in the development stage, and that it is being supplied "as is" without any accompanying service from SNMP. Any and all accompanying service from SNMP shall be covered by separate agreement(s). Licensee acknowledges that SNMP does not represent or warrant that the Program is error free or that its use will be uninterrupted.

5.       Warranties

         Except as expressly set forth elsewhere in this Agreement, SNMP MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED. By way of example but not limitation, SNMP MAKES NO REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

6.       Limitation of Liability

         SNMP SHALL NOT BE LIABLE FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THIS AGREEMENT, INCLUDING ANY DAMAGES WHATSOEVER RESULTING FROM LOSS OF USE, DATA, OR PROFITS ARISING FROM THE USE OR PERFORMANCE OF THE PROGRAM. SNMP'S LIABILITY ARISING OUT OF THE SUPPLYING OF THE PROGRAM OR ITS USE, WHETHER IN AN ACTION BASED UPON WARRANTY, CONTRACT, TORT, NEGLIGENCE, OR OTHERWISE, SHALL IN NO EVENT EXCEED THE SUM OF MONEY PAID TO SNMP BY THE LICENSEE FOR THE PROGRAM.

June 27, 2000


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                                                     SNMP Research International
                                                               License Agreement


7.       Patents, Copyrights, and Trademarks

         SNMP warrants that it is the copyright owner or licensee of the copyright owner of the entire Program and that it has the unqualified right to make the Program available to the Licensee and to grant licenses hereunder under the terms of this License Agreement free of any liens and encumbrances, except for clearly marked portions of the Program (for example, the MOSY MIB compiler and other portions which are based on work copyrighted by third party contributors to the ISODE package and/or other third parties.)

         These portions are clearly marked as such in the Program with notices such as, but not limited to, those shown in Attachment B and are copied with permission.

         Licensee acknowledges that portions of the Program are derivative works of these third parties. Licensee further acknowledges that the use and incorporation of third party software in the Program may change from time to time, at SNMP's sole and exclusive option, primarily on release of a new version of the Program. In case SNMP provides the Licensee with a new release of the Program which newly uses or incorporates third party software, SNMP shall inform the Licensee of this change as soon as practicable but in any event will inform the Licensee of the change at the same time or prior to shipment of the new release of the Program to the Licensee.

         To the best of SNMP's knowledge, the Program does not infringe on any copyright, patent, trademark, trade secret, or other intellectual property right of any third party, but SNMP makes no warranties regarding this except that to the best of its knowledge, there are no adverse claims as to same.

         Licensee agrees to preserve and reproduce the copyright notices contained in the Program Source and Software in the same form and location as any legend appearing on or in the original from which copies are made. If the combination of Source components yields Software components with multiple identical copyright notices in a single binary image, Licensee may take appropriate actions to suppress the generation of the redundant strings, using the techniques already embedded in the Source, so long as at least one of each unique copyright notice is generated in the Software and all copyright notices are retained in the Source. Notice shall be given in the supporting documentation that copying and distribution is by permission of SNMP Research International, Incorporated and the relevant third parties.

8.       Confidentiality and Non-Disclosure

         The Licensee agrees that the Program and all related information received under

June 27, 2000


                                       4
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                                                     SNMP Research International
                                                               License Agreement


         this License Agreement has been developed by SNMP at great expenditures of time, resources, and money. Therefore, Licensee shall keep the Program Source received from SNMP, and the Sources of any Derivative Works, whether designated confidential or not, in the strictest confidence and will exercise the highest degree of care to safeguard the confidentiality of the Program Source and the Sources of any Derivative Works.

         It is expressly understood and agreed that the strictures of confidentiality imposed by this License Agreement shall survive the termination of this License Agreement or any part thereof.

         Licensee's obligation to maintain confidentiality shall not apply to any information or portion of the Program Source and the Sources of any Derivative Works

         i.) that is, or becomes, available to the public through no fault of or breach by Licensee, or

         ii.) which was in the possession of Licensee prior to the disclosure thereof by SNMP, or

         iii.) which was disclosed to Licensee by a third party having the right to make such disclosure, or

         iv.)     which is independently developed by Licensee.

         The Licensee agrees that it will take appropriate action with its employees and consultants, by agreement or otherwise, to satisfy its obligations under this License Agreement with respect to use, copying, transference, protection, and security of the Program Source, and any other materials provided to the Licensee by SNMP as a result of this License Agreement.

9.       Residuals

         (a) Residuals are information in a non-tangible form, such as that retained in the memory of those who have had rightful access to Confidential Information under this Agreement.

         (b) Residuals shall only be used to reasonably pursue the work as contemplated by both parties under this Agreement.

         (c) Both parties shall inform all those with access to Confidential Information of their obligations regarding Residuals.

         (d) Both parties shall enforce the restrictions on the use of Residuals by their employees and consultants by contract containing language substantially similar to this section.

June 27, 2000


                                       5
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                                                     SNMP Research International
                                                               License Agreement


         (e) Each party shall cooperate fully with the other in any action by one party against a current or former consultant or employee of the other party, who has violated, or who has created reasonable apprehension that he may violate, the restrictions of this section.

10.      Ownership and Title

         SNMP shall provide Licensee with the Licensed Modules at the same time that SNMP provides the license. Title and copyright to the Program shall at all times remain with SNMP. All rights and title to the modifications, and only the modifications developed by Licensee, shall vest in Licensee. If Licensee elects to communicate suggestions, modifications, improvements, or corrections to the Licensed Modules back to SNMP, in any manner, SNMP shall have the right to use all such changes and modifications at its discretion without obligation to the Licensee, including, but not limited to, their incorporation into the distributions of the Program made generally available to Licensees, including distribution to third parties.

11.      Exclusivity

         This is a nonexclusive license. Nothing shall prevent SNMP from independently producing, selling, and distributing similar implementations without obligation to Licensee. Nothing shall prevent Licensee from independently producing, selling, and distributing similar products without obligation to SNMP. In the event that Licensee produces similar products, Licensee shall provide information to SNMP to authenticate that it was independently produced.

12.      Acceptance Period and Money Back Guarantee

         SNMP offers a money back guarantee in lieu of warranties. Licensee shall conduct acceptance tests of the Program following delivery for a period of not longer than sixty (60) days. If during the acceptance period, the Licensee finds that the Program does not meet Licensee's requirements for any reason, Licensee may, at Licensee's sole and exclusive option, return or certify in writing the destruction of all copies of the Program Source provided by SNMP to the Licensee, and all copies thereof, and all Derivative Works based on the Program Source in all forms in which case SNMP shall terminate the internal use and redistribution rights granted in this License Agreement, provide a timely refund of all monies received from the Licensee under this License Agreement, and cancel any outstanding invoices for amounts due under this License Agreement.

June 27, 2000

                                       6
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                                                     SNMP Research International
                                                               License Agreement


13.      Location of Licensed Modules

         The Licensed Modules will be shipped to the address stated in Attachment A. Licensee shall inform SNMP before the development work using the Licensed Modules is moved to another location. Additional charges may apply if the development work using the EMANATE Subagent Development Kit Licensed Module or the BRASS Management Applications Development Kit Licensed Module are moved beyond the borders of the United States.

14.      Publicity

         Neither party shall divulge the material terms and conditions of this License Agreement without the prior written permission of the other party, except as required to exercise the rights contained herein or in compliance with U.S. government regulations. In the case of disclosure in compliance with U.S. government regulations, the parties shall seek to limit the disclosure of the terms and conditions of this License Agreement to the smallest group possible. Disclosure by either SNMP or Licensee of the existence of this License Agreement without disclosure of its terms and conditions shall specifically be permitted and shall not constitute a breach of this paragraph.

15.      Notices

         Notices to be given under this License Agreement shall be in writing, and sent by prepaid registered or certified mail, return receipt requested. Notices shall be sent to the addresses of the parties listed in Attachment A.

         All such notices shall be effective when received.

16.      Enforcement

         Failure at any time to enforce any of the provisions of this License Agreement or any right with respect thereto, or to exercise any option herein provided, will in no way be construed to be a waiver of such provisions, rights, or options or in any way to affect the validity of this License Agreement. The exercise of any rights or options under the terms or covenants herein shall riot preclude or prejudice the exercising thereafter of the same or any other right under this License Agreement.

17.      Default

         If Licensee fails to observe, keep, or perform any provisions of this License Agreement required to be observed, kept, or performed by Licensee and does not correct such conditions within ten (10) days after receiving written notice thereof from SNMP, SNMP shall have the right to terminate the Internal Use and Binary

June 27, 2000


                                       7
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                                                     SNMP Research International
                                                               License Agreement


         Redistribution Rights found in paragraphs 2., Internal Use Rights and 3., Binary Redistribution Rights and elsewhere in this License Agreement. Also, to require the Licensee to return or provide written certification of the destruction of all copies of the Program Source provided by SNMP to the Licensee and all copies thereof and all Derivative Works of the Program Source in all forms;

         In the event of unauthorized use or distribution of the Program Source, SNMP shall have the right in addition to its other remedies, to:

         (a) recover from Licensee an amount not less than the sum that SNMP would have charged the person or persons obtaining the benefit of such unauthorized use of the Program Source, plus any amount received by Licensee on account of such unauthorized use;

         (b)      have any threatened or actual breach by Licensee enjoined;

         (c)      pursue any other remedy at law or in equity.

         All responsibilities of the Licensee and the other provisions of this License Agreement shall remain in full force and effect and shall survive the termination of these rights.

18.      Legal Expenses

         In case legal action is taken by either party to enforce this License Agreement, all costs and expenses, including reasonable attorney's fees, incurred by the prevailing party in exercising any of its rights or remedies hereunder or in enforcing any of the terms, conditions, or provisions hereof shall be paid by the other party.

19.      Severability

         In the event that one or more of the provisions contained herein shall for any reason be held to be unenforceable in any respect under the law of jurisdiction governing the entire License Agreement, such unenforceability shall not affect any other provisions of this License Agreement, but this License Agreement shall then be construed as if such unenforceable provision or provisions had never been contained herein.

20.      Captions

         The captions in this License Agreement are for convenience only and shall not be construed to define or limit any of the terms herein.

June 27, 2000


                                       8
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                                                     SNMP Research International
                                                               License Agreement


21.      Rights in Technical Data and Computer Software

         The Program is "Unpublished Commercial Computer Software," which has been "developed exclusively at private expense," and is subject to "Restricted Rights." Licensee shall mark the Licensed Modules distributed to government third parties with the required restricted rights legends as provided in subparagraphs (c) (4) and (d) of the Commercial Computer Software-Restricted Rights Clause, FAR 52.227-19. The rights of such sublicensees are further defined in DFARS 252.227-7 202 and other corresponding governmental regulations.

22.      Export and Re-export

         The Licensee agrees to comply with any and all pertinent laws and regulations of the United States, including the regulations of the United States Department of Commerce with respect to the export of United States origin technical data and commodities.

         Regardless of any disclosure made by Licensee to SNMP of the ultimate destination of the Program or Derivative Works thereof, the Licensee shall not export, re-export, or transfer, directly or indirectly, any portion of the Program or any system containing any portion of the Program, if those portions are subject to export restrictions in the then current regulations of the United States Department of Commerce or any other agency or department of the United States Government, without first obtaining export licenses as may be required, if any, under the applicable laws and regulations.

23.      Entire Agreement

         This License Agreement supersedes all prior agreements and understandings, oral or written, between the parties related to the subject matter hereof and is intended by the parties as the complete and exclusive statement of the terms of the License Agreement between the parties. This License Agreement shall not be modified, except by written agreement signed by both of the parties hereto.

         If a conflict arises between the provisions of this License Agreement and any Purchase Orders issued under it, then the provisions of this License Agreement shall govern. The provisions on any Purchase Orders referenced in or issued under this License Agreement shall not amend this License Agreement or be binding upon the parties in any manner or to any degree.

24.      Relationship of Parties

         The relationship of the parties is that of independent contractors. No one party is the agent of the other and neither party is authorized to act on behalf of the

June 27, 2000


                                       9
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                                                     SNMP Research International
                                                               License Agreement


         other party.

25.      Payment Terms

                  (a) In consideration for the license rights provided herein, Licensee shall pay to SNMP an initial one time fee plus per copy royalties.

                  (b) The Licensee shall pay to SNMP an initial license fee in the amount defined in Attachment A. The initial license fee shall be paid within 60 days of the delivery of the Licensed Modules.

                  (c) Licensee shall also pay royalties to SNMP according to the following royalty options. Licensee may switch between royalty options upon prior written notice to SNMP. Until such notice is received by SNMP, the provisions of the Royalty Lease Option shall be in force for the [* * *] Licensed Modules and the Per-Copy Royalty Option shall be in force for the [* * *] Licensed Modules.

                  (d)      Per-Copy Royalty Option

                           i. Licensee shall pay a royalty in the amount given in Attachment C for each royalty-bearing copy distributed under the rights granted herein, which contains all, some, or part of the Program. The number of royalty units is cumulative. All royalties payable shall be net any return of copies to Licensee.

                           ii. Licensee shall pay the Per-Copy Royalties quarterly, with payment due on April 30 for all copies created during the first quarter (January-March), July 31 for all copies created during the second quarter (April-June), October 31 for all copies created during the third quarter (July-September), and January 31 for all copies created during the fourth quarter (October-December).

                           iii. Licensee shall make the quarterly Per-Copy Royalty payments without quarterly invoices from SNMP.

                           iv. Payments of Per-Copy Royalties associated with a single Platform, paid in the year immediately preceding exercise of the option to convert to another royalty option, shall be once credited at fifty percent against the fees of the elected royalty option for the same Platform.

                  (e)      [* * *] Royalty Lease Option

                           i. A Royalty Lease extends for a term of one year. If Licensee pays to SNMP a Royalty Lease payment of $[* * *] per Platform, then, during the term of the Royalty Lease, Licensee may distribute an unlimited

June 27, 2000

-------------------
     Confidential treatment has been requested for the bracketed portions
     [* * *]. The confidential redacted portion has been filed separately with the Securities and Exchange Commission.

                                       10
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                                                     SNMP RESEARCH INTERNATIONAL
                                                               LICENSE AGREEMENT


                                    number of copies of the [* * *] Licensed
                                    Modules and Derivative Works for that
                                    Platform according to the provisions
                                    governing distribution as found elsewhere in this License Agreement. Licensee may renew the Royalty Lease annually. If Licensee renews before the expiration of the prior term, then the rate for the renewal term shall be the same as that for the prior term. The annual Royalty Lease payment may be paid in equal quarterly payments due at the date of the exercise of the royalty lease option and every three months thereafter.

                           ii. All Royalty Lease payments made in the prior three years for a single Platform shall be credited at fifty percent toward the Paid-Up Royalty Option for the same Platform should Licensee elect to exercise the Paid-Up Royalty Option.

                  (f)      [* * *] Royalty Lease Option

                           i. A Royalty Lease extends for a term of one year. If Licensee pays to SNMP a Royalty Lease payment of $[ * * *] per Platform, then, during the term of the Royalty Lease, Licensee may distribute an unlimited number of copies of the [* * *] Licensed Modules and Derivative Works for that Platform according to the provisions governing distribution as found elsewhere in this License Agreement. Licensee may renew the Royalty Lease annually. If Licensee renews before the expiration of the prior term, then the rate for the renewal term shall be the same as that for the prior term. The annual Royalty Lease payment may be paid in equal quarterly payments due at the date of the exercise of the royalty lease option and every three months thereafter.

                           ii. All Royalty Lease payments made in the prior three years for a single Platform shall be credited at fifty percent toward the Paid-Up Royalty Option for the same Platform should Licensee elect to exercise the Paid-Up Royalty Option.

                  (g)      [* * *] Paid-Up Royalty Option

                           i. After Licensee pays to SNMP the Paid-Up Royalty of $[* * *] on the FreeBSD Platform which is included in the Payments section of Attachment A, then Licensee may distribute in perpetuity an unlimited number of copies of the Licensed Modules and Derivative Works for FreeBSD, according to the provisions governing distribution as found elsewhere in this License Agreement.

                           ii. Licensee may grant its OEM customers a royalty-free license to copy and distribute Licensed Modules and Derivative Works for the same

----------------
Confidential treatment has been requested for the bracketed portions [* * *]. The confidential redacted portion has been filed separately with the Securities and Exchange Commission.

June 27, 2000                                   11

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                                                     SNMP RESEARCH INTERNATIONAL
                                                               LICENSE AGREEMENT


                                    Platform that Licensee has a Paid-Up
                                    Royalty. If Licensee's OEM customers wish to modify, extend, or prepare additional Derivative Works for distribution, then the OEM customer must obtain a License Agreement similar to this Agreement granting them these additional rights.

                           iii. Licensee may purchase an [* * *] Paid-Up Royalty on a first additional Platform for $[* * *], and on additional Platforms for $[* * *].

                  (h)      [* * *] Paid-Up Royalty Option

                           i. If Licensee pays to SNMP an [* * *] Paid-Up Royalty of $[* * *] on the first Platform, then Licensee may distribute in perpetuity an unlimited number of copies of the Licensed Modules and Derivative Works for that Platform, according to the provisions governing distribution as found elsewhere in this License Agreement.

                           ii. Licensee may grant its OEM customers a royalty-free license to copy and distribute Licensed Modules and Derivative Works for the same Platform that Licensee has a Paid-Up Royalty. If Licensee's OEM customers wish to modify, extend, or prepare additional Derivative Works for distribution, then the OEM customer must obtain a License Agreement similar to this Agreement granting them these additional rights.

                           iii. Licensee may purchase a Paid-Up Royalty on a first additional Platform for $[* * *], and on additional Platforms for $[* * *].

                  (i) The redistribution of sources is prohibited under the terms of this License Agreement so there are no applicable royalties for the redistribution of sources.

                  (j) Provided an amount due is not disputed in good faith by Licensee, and in addition to all other remedies, all payments received more than 45 days after their due date are subject to a monthly penalty of 1.5 percent of the amount due, compounded monthly, or the maximum allowed by law, whichever is less. This penalty will continue to accrue until the payment plus penalty is paid in full.

                           Licensee shall notify SNMP of Licensee's intent to file for bankruptcy at least ten days prior to such filing. If Licensee does not provide such notice, then Licensee's internal use and redistribution rights shall automatically terminate as of the date such notice was due.

--------------------
Confidential treatment has been requested for the bracketed portions [* * *]. The confidential redacted portion has been filed separately with the Securities and Exchange Commission.

June 27, 2000                                 12

26.      Records and Audit

         Licensee shall keep and maintain all appropriate books and records necessary for the verification of the license fees due SNMP for a period of three years following the quarterly period to which such records relate.

         SNMP shall be entitled to an annual report from the Licensee's certified public accountant, prepared at Licensee's expense, which reviews the Licensee's books solely for the purposes of verifying the accuracy of the license fees paid to SNMP. Alternatively, SNMP, at its request, may elect to request SNMP's independent certified public accountant to review Licensee's annual audit by Licensee's independent certified public accountant for the sole purpose of verifying the accuracy of the license fees paid to SNMP. In either case, the certified public accountant shall only provide information to the parties concerning whether all license fees have been paid to SNMP and the amount of any underpayment or overpayment. Such review shall be conducted during the Licensee's normal business hours upon reasonable notice of at least thirty days to Licensee. Any underpayment or overpayment shall be reflected in the next quarterly payment made by the Licensee. If such review verifies an error of greater than five percent (5%) of the License fees actually paid to SNMP, the cost of such review shall be paid for by the Licensee; otherwise, such costs shall be paid for by SNMP. All information provided pursuant to the computation of royalties, including information about the numbers of units created by the Licensee, shall be maintained in confidence by SNMP, except as may be required to enforce the payment obligations stipulated in this License Agreement.

27.      Governing Law

         The terms herein will be governed by the laws of the State of Tennessee and the United States of America.

28.      Effective Date

         The effective date of this License Agreement shall be the latter of the dates it is executed by the respective parties.

             PURCHASE ORDER NUMBER:
                                   --------------------


ATTEST:



               LICENSEE: Sitara Networks Inc.



                     By:      /s/ Michael S. Palin
                         ------------------------------
                                     signed



                                Michael S. Palin
                         ------------------------------
                                  Printed/Typed



                  TITLE:               CFO
                         ------------------------------



                   DATE:             6/29/00
                         ------------------------------



ATTEST:



               LICENSOR:  SNMP Research International, Incorporated



                     By:        /s/ Mary L. Case
                         ------------------------------
                                  Mary L. Case
                             Chief Executive Officer


                   DATE:            7/20/00
                         ------------------------------

                                  ATTACHMENT A

Licensee Name and Address:

                  Sitara Networks Inc.
                  60 Hickory Drive
                  Waltham, Massachusetts 02451

Licensed Modules:

Licensed Modules are portions of the Program which are licensed under the terms of this License Agreement and include:

1.       [* * *]

         EMANATE(R) Subagent Development Kit in Source on FreeBSD, DR-Web/EMANATE(R) Master Agent Sources on FreeBSD, Host Resources MIB binary on FreeBSD, System Applications MIB on FreeBSD, FreeBSD Native Agent Adapter, and documentation.


2.       [* * *]

         BRASS(R) Management Applications Development Kit in Source on Solaris 2.6, DR-Web Manager Sources on Solaris 2.6, and documentation,

The [* * *] Licensed Modules cannot be delivered until completion of the Licensed Modules port to FreeBSD as agreed in the Development Services Agreement.

If Licensee's third party partners or OEM developers desire to license these same Licensed Modules during the next three years, then SNMP shall license these Licensed Modules to these companies at fees and terms no more demanding than those found

------------
     Confidential treatment has been requested for the bracketed portions [* * *]. The confidential redacted portion has been filed separately with the Securities and Exchange Commission.

in the License Agreement. Thereafter, SNMP shall charge these companies no more than the list prices for these Licensed Modules.

PAYMENT TERMS:

Initial Fees and [* * *] Fully Paid Royalties:                $[* * *] (U.S.)
consisting of:

         EMANATE                            $[* * *]
         DR Web add on:                     $[* * *]
         Host Resources MIB:                $[* * *]
         System Applications MIB:           $[* * *]
         [* * *]   Royalty Lease:           $[* * *]
         BRASS sources:                     $[* * *]
         DR Web sources:                    $[* * *]
Plus
[* * *] Royalties as shown in Attachment C


If License exercises the Fully Paid-Up Royalty Option within one year of the Effective Date then [* * *]% of the Royalty Lease fees paid on the same Licensed Modules will be credited toward the Fully Paid-Up Royalty fees.

NOTICES

Notices under this License Agreement shall be addressed to:

                For Licensee: Contract Administrator
                              Sitara Networks Inc.
                              60 Hickory Drive
                              Waltham, Massachusetts 02451

                For Licensor: Mary L. Case
                              SNMP Research International, Incorporated
                              3001 Kimberlin Heights Road
                              Knoxville, Tennessee 37920

LOCATION OF THE LICENSED MODULES

Until Licensee informs SNMP, the Licensed Modules will be shipped to:

                              Sitara Networks, Inc.
                              60 Hickory Drive
                              Waltham, Massachusetts 02451

-------------------

     Confidential treatment has been requested for the bracketed portions
     [* * *]. The confidential redacted portion has been filed separately with the Securities and Exchange Commission.

                                  ATTACHMENT B

The following copyright notices are by way of example, and not limitation.

Sample 1:

         The ISODE is openly available but is NOT in the public domain. You are allowed and encouraged to take this software and build commercial products. However, as a condition of use, you are required to "hold harmless" all contributors.

         Permission to use, copy, modify, and distribute this software and its documentation for any purpose and without fee is hereby granted, provided that this notice and the reference to this notice appearing in each software module be retained unaltered, and that the name of any contributors shall not be used in advertising or publicity pertaining to distribution of the software without specific written prior permission. No contributor makes any representations about the suitability of this software for any purpose. It is provided "as is" without express or implied warranty.

         ALL CONTRIBUTORS DISCLAIM ALL WARRANTIES WITH REGARD TO THIS SOFTWARE, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTIBILITY AND FITNESS. IN NO EVENT SHALL ANY CONTRIBUTOR BE LIABLE FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES WHATSOEVER RESULTING FROM LOSS OF USE, DATA OR PROFITS, WHETHER IN ACTION OF CONTRACT, NEGLIGENCE OR OTHER TORTIOUS ACTION, ARISING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THIS SOFTWARE.

         As used above, "contributor" includes, but is not limited to:

                  The MITRE Corporation
                  The Northrop Corporation
                  NYSERNet, Inc.
                  Performance Systems International, Inc.
                  University College London
                  The University of Nottingham
                  The Wollongong Group, Inc.
                  Marshall T. Rose


         In particular, the Northrop Corporation provided the initial sponsorship for the ISODE and the Wollongong Group, Inc., also supported this effort. The ISODE receives partial support from the U.S. Defense Advanced Research Projects Agency and the Rome Air Development Center of the U.S. Air Force Systems Command under contract number F30602-88-C-0016 to NYSERNet Inc.

Sample 2:

         DES:

         /* Software DES functions
          * written 12 Dec 1986 by Phil Karn, KA9Q; large sections adapted from
          * the 1977 public-domain program by Jim Gillogly
          */

Sample 3:

         MD5:

         Duplicated with permission. Customers should consult competent legal counsel before shipping derivative works of this software internationally.

         /*

         **********************************************************************
         ** Copyright (C) 1990, RSA Data Security, Inc. All rights reserved. **
         **                                                                  **
         ** License to copy and use this software is granted provided that   **
         ** it is identified as the "RSA Data Security, Inc. MD5             **
         ** Message-Digent Algorithm" in all material mentioning or          **
         ** referencing this software or this function.                      **
         **                                                                  **
         ** License is also granted to make and use derivative works         **
         ** provided that such works are identified as "derived from the RSA **
         ** Data Security, Inc. MD5 Message-Digest Algorithm" in all         **
         ** material mentioning or referencing the derived work.             **
         **                                                                  **
         ** RSA Data Security, Inc. makes no representations concerning ** ** either the merchantability of this software or the suitability ** ** of this software for any particular purpose. It is provided "as **
         ** is" without express or implied warranty of any kind.             **
         **                                                                  **
         ** These notices must be retained in any copies of any part of this **
         ** documentation and/or software.                                   **
         **                                                                  **
         **********************************************************************

                                  ATTACHMENT C

                           PER-COPY ROYALTY SCHEDULES

Until Licensee selects in writing another royalty payment option as defined in this License Agreement, these per-copy royalty schedules shall apply.

         1.       DR-Web Manager Royalty Schedule

                  Royalties shall be paid for every DR-Web Manager binary royalty unit created under the rights granted herein which contains all, some, or part of the DR-Web Manager Licensed Modules as per the following chart (in U.S. $):

                                  Qty               Royalty
                                  From      To      per Unit
                                  ----      --      --------
                                   1      and up    $[* * *]

                  DR-Web manager royalty units shall include the BRASS or EMANATE binary copies required to support the DR-Web Manager copies.

         2.       BRASS(TM) Server and Management Application Royalty Schedule

                  Royalties shall be paid for every BRASS(TM) Server and Management Application binary royalty unit created under the rights granted herein which contains all, some, or part of the BRASS(TM) Management Application Development Kit Program as per the following chart (in U.S. $):


                                  Qty               Royalty
                                  From      To      per Unit
                                  ----      --      --------
                                   1      and up    $[* * *]

                  Royalty units shall be counted as one unit per system receiving one or many BRASS(TM) Servers and Management Applications with the exception of BRASS binaries installed to support DR-Web Manager copies.

-------------------
     Confidential treatment has been requested for the bracketed portions
     [* * *]. The confidential redacted portion has been filed separately with the Securities and Exchange Commission.